As filed with the Securities and Exchange Commission on April 15, 2024
Registration No. 333-______
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

Adecoagro S.A.
(Exact Name of Registrant as Specified in Its Charter)

Grand Duchy of Luxembourg	Not applicable
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

Ninth Amended and Restated Restricted Share and Restricted Stock Unit Plan

(Full Title of the Plan)
Adecoagro S.A.
Société anonyme
Vertigo Naos Building, 6, Rue Eugène Ruppert, L - 2453 Luxembourg
Tel: +352.2644.9372
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Corporation Service Company
19 West 44th Street
Suite 200
New York, NY 10036
(800) 927-9801
(Name, address, including zip code, and telephone number, including area code, of agent for service)

r
Copies of all correspondence to:

Maurice Blanco, Esq. Davis Polk & Wardwell LLP 450 Lexington Avenue New York, New York 10017 Tel: (212) 450-4000

r
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☑
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

EXPLANATORY NOTE
REGISTRATION OF ADDITIONAL SHARES PURSUANT TO GENERAL INSTRUCTION E

Pursuant to General Instruction E to Form S-8, Adecoagro S.A., a company organized under the laws of Luxembourg (the “Company” or the “Registrant”), is filing this registration statement (“Registration Statement”) on Form S-8 with the U.S. Securities and Exchange Commission (the “Commission”) to register 569,500 shares of common stock of the Company, par value, $1.50 per share (“Common Shares”), for issuance pursuant to the Adecoagro S.A. Ninth Amended Restricted Share and Restricted Stock Unit Plan (as amended from time to time, the “Restricted Share Plan” or the “Plan”) following an amendment to increase the number of Common Shares to be granted pursuant to the Restricted Share Plan approved by the Board of Directors of the Company on March 12, 2024.

On September 18, 2015, the Registrant filed a Registration Statement on Form S-8 with the Commission (Registration No. 333-207017) to register an additional 673,663 Common Shares, for issuance pursuant to the Restricted Share Plan (the “2015 Registration Statement”).

On April 4, 2017, the Registrant filed a registration statement on Form S-8 with the Commission (Registration No. 333-217141) to register an additional 990,040 Common Shares, for issuance pursuant to the Restricted Share Plan (the “2017 Registration Statement”). On March 29, 2019 the Registrant filed a registration statement on Form S-8 with the Commission (Registration No. 333-230636) (the “2019 Registration Statement”) with the Commission to register 1,264,189 Common Shares, for issuance pursuant to the Restricted Share Plan. A Post-Effective Amendment No. 1 to the 2019 Registration Statement was filed with the Commission on March 12, 2021 (Registration No. 333-230636) (the “2019 Post-Effective Amendment”) to reflect certain amendments to the Restricted Share Plan.

On April 1, 2021, and on April 4, 2022,the Registrant filed Registration Statements on Form S-8 with the Commission (Registrations No. 333-254958 and No. 333-264097) to register respectively an additional 1,980,000 and 1,406,565 Common Shares to be granted under the Restricted Share Plan (the “2021 and 2022 Registration Statements”). Finally, on March 23, 2023, the Registrant filed a Registration Statement on Form S-8 with the Commission (Registration No. 8333-270782) to register an additional 543,800 Common Shares to be granted under the Restricted Share Plan (the “2023 Registration Statement”).

In accordance with General Instruction E to Form S-8, the Company hereby incorporates by reference the 2015 Registration Statement, 2017 Registration Statement, the 2019 Registration Statement, 2019 Post-Effective Amendment, 2021 and 2022 Registration Statements, and the 2023 Registration Statement, together with all exhibits filed therewith or incorporated therein by reference.

SECOND AMENDED AND RESTATED ADECOAGRO/IFH 2004 STOCK INCENTIVE OPTION PLAN

April 6, 2011, the Registrant filed a Registration Statement on Form S-8 with the Commission (Registration No.333-173327) to register 6,558,009 Common Shares for issuance pursuant to the Adecoagro/IFH 2004 Stock Incentive Option Plan (the “2004 Stock Option Plan”). On September 18, 2015 the Registrant filed the 2015 Registration Statement to reflect certain amendments to the 2004 Stock Option Plan (the “Amended and Restated 2004 Plan”). On August 15, 2023, the Board of Directors of the Company approved the amendment and restatement of the Amended and Restated 2004 Plan now known as the Second Amended and Restated Adecoagro/IFH 2004 Stock Incentive Option Plan (the “Second Amended 2004 Plan”) to extend for an additional ten years the period to exercise the awards granted under the Second Amended 2004 Stock Incentive Option Plan.

In accordance with General Instruction E to Form S-8, the Registrant hereby incorporates by reference the 2011 Registration Statement, 2012 Post-Effective Amendment and 2015 Registration Statement, together with all exhibits filed therewith or incorporated therein by reference. No additional Common Shares are being registered under the Second Amended 2004 Stock Incentive Option Plan.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.*
Item 2. Registrant Information and Employee Plan Annual Information.*
* Pursuant to Rule 428(b)(1) under the Securities Act, the documents containing the information specified in Part I of Form S-8 will be sent or given to each participant in the Plan. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II below, taken together, constitute the Section 10(a) prospectus. Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with the introductory note to Part I of Form S-8.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
The following documents are incorporated herein by reference:
(a)The description of the Company’s common shares contained in its Registration Statement on Form 8-A (File No. 001-35052) filed with the Commission on January 24, 2011 pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which incorporates by reference the description of the Company’s common shares set forth under “Description of Share Capital” in the Company’s prospectus dated January 13, 2011 filed with the Commission on January 13, 2011, including any amendment or report filed for the purpose of updating such description;
(b)The Company’s annual report on Form 20-F for the year ended December 31, 2022 filed with the Commission on April 26, 2023 Registration No. 001-35052) (the financial statements and related auditor report have been superseded by the financial statements and audit report included in the Form 6-K filed on March 14, 2024) (Registration No. 001-35052) (the “Annual Report”); and
(c)All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Company’s Annual Report referred to in (b) above, including the Report of Foreign Private Issuer on Form 6-K filed on March 14, 2024 which includes the Company’s Audited Consolidated Financial Statements as of and for the year-ended December 31, 2023.

In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, including any Reports of Foreign Private Issuers on Form 6-K submitted during such period (or portion thereof) that is identified in such form as being incorporated by reference into this Registration Statement, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents. The Registrant is not incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the Commission.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.
Not applicable.
Item 5. Interests of Named Experts and Counsel.
Not applicable.
Item 8. Exhibits.

Exhibit Number
5.1*	Opinion of Elvinger Hoss Prussen, société anonyme, regarding the legality of the shares being registered
23.1*	Consent of PriceWaterhouse & Co. S.RL
23.2*	Consent of Elvinger Hoss Prussen, société anonyme (included in Exhibit 5.1)
23.3*	Consent of Cushman & Wakefield Argentina S.A.
24.1*	Power of Attorney (included on the signature page hereto)
99.1*	Ninth Amended and Restated Adecoagro S.A. Restricted Share and Restricted Stock Unit Plan
99.2*	Second Amended and Restated Adecoagro/IFH 2004 Stock Incentive Option Plan
107*	Filing Fee Table
* Filed herewith

SIGNATURES
Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Buenos Aires, Argentina on April 15, 2024.

Adecoagro S.A.
By:	/s/ Mariano Bosch
Name:	Mariano Bosch
Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PEOPLE BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mariano Bosch and Emilio Federico Gnecco each his or her attorney-in-fact with full power of substitution for him or her in any and all capacities, to sign any amendments to this Registration Statement, including any and all pre-effective and post-effective amendments and to file such amendments thereto, with exhibits thereto and other documents in connection therewith, with the Commission, hereby ratifying and confirming all that said attorney-in-fact, or each his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Mariano Bosch	Chief Executive Officer & Director	April 15, 2024
Mariano Bosch	(Principal Executive Officer)

/s/ Emilio Federico Gnecco	Chief Financial Officer & Chief Accounting Officer	April 15, 2024
Emilio Federico Gnecco	(Principal Financial Officer and Principal Accounting Officer)

/s/ Plinio Musetti	Chairman of the Board of Directors	April 15, 2024
Plinio Musetti

/s/ Alan Leland Boyce	Director	April 15, 2024
Alan Leland Boyce

/s/ Guillaume van der Linden	Director	April 15, 2024
Guillaume van der Linden

/s/ Ana Cristina Russo	Director	April 15, 2024
Ana Cristina Russo

/s/ Ivo Andres Sarjanovic	Director	April 15, 2024
Ivo Andres Sarjanovic

/s/ Mark Schachter	Director	April 15, 2024
Mark Schachter

/s/ Daniel Gonzalez	Director	April 15, 2024
Daniel Gonzalez

/s/ Andrés Velasco Brañes	Director	April 15, 2024
Andrés Velasco Brañes

SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE

Under the Securities Act, the undersigned, the duly authorized representative in the United States of Adecoagro S.A., has signed this Registration Statement in Newark, Delaware, on April 15, 2024.

Puglisi & Associates
By:	/s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Managing Director